EXHIBIT C


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 2-53006, 33-21719, 33-25774, 33-27144, 33-44551, 33-49060, 33-51005, 33-56289 and 33-64317) of our
reports dated January 23, 1996, on our audits of the consolidated financial statements and financial statement schedule of The Dun & Bradstreet Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which reports are incorporated by reference or included in this Form 10-K.



COOPERS & LYBRAND L.L.P.

Stamford, Connecticut
March 27, 1996

































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